ANNUAL REPORT ON FORM C-AR
  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

  Filed pursuant to Section 4A(b) of the Securities Act of 1933 and Rule 202 of Regulation Crowdfunding (17 CFR 227.202)

  COMPANY: REVO ZERO Corporation
  CIK: 0001962697
  FISCAL YEAR END: December 31, 2025

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  ITEM 1. COMPANY INFORMATION
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  Legal Name: REVO ZERO Corporation
  CIK: 0001962697
  Legal Entity Type: Corporation
  State of Incorporation: VIRGINIA
  Principal Office: 2201 Cooperative Way, Suite 600, Herndon, VIRGINIA 20147
  Website: https://www.revozero.com/
  Email: peter.ohara@revozero.com
  Phone: 2023522138

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  ITEM 2. BUSINESS DESCRIPTION
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  REVO ZERO Corporation is a Virginia corporation focused on developing and operating environmentally sustainable, technology-enabled transportation and related service solutions. We are in the early stages of building a platform intended to support the transition to low- and zero-emission fleets, with an emphasis on commercial, governmental, and institutional customers. Our activities to date have primarily consisted of business planning, market research, partner outreach, and the early development and testing of our service concepts and technology infrastructure. We have limited operating history and have not yet achieved sustained revenues, and investors should view us as a development-stage company.

Our business model is expected to evolve as we validate demand and refine our services. We currently anticipate generating revenue in the future through a combination of service fees, usage-based charges, and/or subscription or contract-based arrangements related to fleet services, charging or fueling solutions, and software or data-enabled offerings. We may also seek to form strategic partnerships or pilot programs with municipalities, agencies, or private operators to deploy and test our solutions at a smaller scale before broader commercialization. Our ability to execute this model will depend on our success in securing sufficient capital, attracting key personnel, and navigating applicable regulatory and permitting requirements in the transportation and energy sectors.

Our operations are and will be subject to a range of federal, state, and local laws and regulations, including, as applicable, environmental regulations, transportation and vehicle safety requirements, data privacy and cybersecurity obligations, employment laws, and permitting and zoning requirements related to any physical infrastructure we may develop or operate. Changes in environmental or transportation policy, incentives, or subsidies may positively or negatively impact demand for our services. At this stage, our primary expenses relate to product and technology development, professional and consulting fees, and general and administrative costs. The issuer previously disclosed that the use of proceeds from its Regulation Crowdfunding offering might include funding for these activities; as of the date of this report, the issuer has extended the offering deadline, and the timing and actual allocation of any proceeds ultimately raised may differ from prior estimates and will depend on the total amount raised and evolving business needs.

  Business Plan:
  REVO ZERO Corporation's business plan is to design, manufacture, deploy, and operate fleets of zeroemission, electric and alternative-fuel vehicles and related infrastructure to support commercial, municipal, and governmental customers. The company intends to generate revenue through a combination of
  (i) vehicle leasing and subscription models, (ii) turnkey fleet and infrastructure services (including charging, maintenance, and fleet management), and (iii) related technology, data, and consulting services to assist customers in transitioning from internal combustion engine fleets to loweremission solutions. Management plans to prioritize projects and contracts that can be scaled across multiple customers and regions, with the goal of building recurring revenue streams and longterm customer relationships.

Over the next 12-24 months, the company's strategy is expected to focus on: (1) further developing and refining its vehicle and infrastructure offerings, including pilot deployments with key customers; (2) expanding strategic relationships with manufacturers, technology providers, utilities, and financing partners to support deployment at scale; and (3) building internal capabilities in sales, operations, and regulatory compliance. The company may seek to expand into additional geographic markets as it validates its business model, subject to available capital, customer demand, and applicable federal, state, and local regulatory requirements related to vehicle safety, emissions, energy, and transportation services. Management will periodically reassess priorities based on market conditions, access to financing, and the company's operating results.

The issuer extended the offering deadline, which may affect the timing of implementation of certain elements of this business plan. The actual allocation of proceeds from this and any other offerings will depend on the amount of capital raised, the company's evolving operational needs, and changes in its strategic priorities. Investors should understand that this business plan and strategy describe the company's current expectations and intentions and are subject to significant risks and uncertainties, including regulatory changes, technological developments, supply chain constraints, competitive pressures, and the company's ability to secure sufficient funding and execute on its plans. All statements regarding anticipated activities, expansion, or growth are forwardlooking and may differ materially from actual results.

  Use of Proceeds Update:
  General Operations

  Target Market: Zero Emissions Vehicles
  Competitive Advantages: Prorietary Technology

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  ITEM 3. RISK FACTORS
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  REVO ZERO Corporation is an earlystage, developmentstage company with limited operating history and no sustained revenues to date. The company has not yet proven its ability to execute its business plan, achieve commercial deployment at scale, or generate recurring revenue. The business model, pricing, and service offerings are still being tested and may change materially over time. There is a significant risk that the company will not be able to achieve profitability, or even meaningful revenues, within the expected time frame, if at all. If the company is unable to validate customer demand, secure sufficient pilot programs or contracts, or refine a viable and scalable offering, investors could lose all or a substantial part of their investment.

The company's strategy depends heavily on access to capital to fund vehicle and infrastructure development, pilot deployments, working capital, and ongoing operating expenses. The company has limited resources and expects to incur substantial costs before achieving meaningful revenues. There is no assurance that the company will be able to raise additional financing when needed, on acceptable terms, or at all, whether through Regulation Crowdfunding, private placements, or other means. If the company raises additional funds through equity or convertible securities, investors may experience significant dilution; if it cannot raise sufficient capital, the company may need to delay, scale back, or discontinue projects, which would adversely affect its prospects and could result in business failure.

The company operates in a highly competitive and rapidly evolving market for zeroemission vehicles, fleet services, and related infrastructure, where it competes with larger, bettercapitalized vehicle manufacturers, fleet operators, technology companies, and utilities. Many competitors have greater financial, technical, and marketing resources, more established customer relationships, and longer operating histories. In addition, the company's ability to differentiate its offerings may depend on proprietary technology and dataenabled services that are still under development and may not perform as intended or provide a durable competitive advantage. Technological change, new entrants, and shifting customer preferences could reduce demand for the company's offerings or render them less attractive, which could materially harm the company's business and prospects.

The company's current and future operations will be subject to a complex and evolving set of federal, state, and local laws and regulations, including those relating to vehicle and transportation safety, environmental and emissions standards, energy and utility regulation, data privacy and cybersecurity, employment, and land use, zoning, and permitting for any physical infrastructure. Changes in government policy, incentives, or subsidies for electric or alternativefuel vehicles and infrastructure could reduce customer demand or materially change the economics of the company's projects. Compliance with regulatory requirements may be costly and timeconsuming, and failure to obtain or maintain required approvals, licenses, permits, or certifications could delay or prevent deployments, expose the company to fines, penalties, or litigation, and negatively impact its reputation and financial condition.

The company's business plan contemplates forming and maintaining strategic relationships with manufacturers, technology providers, utilities, financing partners, and commercial, municipal, and governmental customers. Many of these relationships are still in early stages or may not yet exist, and there is no assurance that the company will be able to enter into or retain such arrangements on favorable terms, or at all. The company's ability to deploy and operate fleets and infrastructure at scale may depend on thirdparty performance, supply chain reliability (including access to vehicles, batteries, and charging equipment), and timely interconnection or utility services, all of which are largely outside the company's control. Delays, disruptions, or failures by these third parties could impair project execution, increase costs, and harm the company's reputation and financial results.

  Material Changes to Risk Factors:
  No material changes.

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  ITEM 4. EXEMPTION RELIED UPON
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  Exemption: Section 4(a)(6) of the Securities Act
  Intermediary/Funding Portal: NetCapital Funding Portal Inc.
  Target Offering Amount: 10001.60
  Amount Sold: 104346
  Offering Closing Date: 04-30-2025

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  ITEM 5. DIRECTORS, OFFICERS & KEY PERSONNEL
  =========================================
  Name: Ruben Creus
  Title: Principal Executive Officer; Principal Accounting Officer; Board Member
  Background: Entrepreneur
  Compensation: Net yet determined

Name: Peter O'Hara
  Title: Principal Financial Officer; Board Member
  Background: Financial
  Compensation: Not yet determined

Name: Dan Levine
  Title: Board Member
  Background: Business
  Compensation: Not yet determined

Name: Juan Verde
  Title: Board Member
  Background: Business
  Compensation: Not yet determined


  Significant Changes:
  No material changes

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  ITEM 6. PRINCIPAL SHAREHOLDERS (20%+)
  =========================================
  Ruben Creus -- 61.85% -- Founder

  Changes:
  No material changes

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  ITEM 7. FINANCIAL STATEMENTS
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  Audit Status: unaudited

                                MRFY              PFY
  Total Assets:                 219803    219803.00
  Cash & Equivalents:           176882    176882.00
  Accounts Receivable:          N/A    0.00
  Short-term Debt:              N/A    0.00
  Long-term Debt:               N/A    0.00
  Revenue / Sales:              N/A    0.00
  Cost of Goods Sold:           N/A    0.00
  Taxes Paid:                   N/A    0.00
  Net Income:                   -31142    -31142.00

  Notes to Financial Statements:
  No material changes

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  ITEM 8. INDEBTEDNESS
  =========================================
  Total Debt:

  No debt